AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2001
                                                     Registration No. 333-54792
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 Amendment No. 1

                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               -------------------

                        AVENUE ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                                           95-4622429
 (State or other jurisdiction of                        I.R.S. Employee
  incorporation or organization)                       (Identification Number)


                       11111 Santa Monica Blvd., Suite 525
                          Los Angeles, California 90025
                                 (310) 996-6800

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Avenue Entertainment Group, Inc.
                                   Cary Brokaw
                       11111 Santa Monica Blvd., Suite 525
                          Los Angeles, California 90025
                                 (310) 996-6800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the  same  offering.   |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS

                  Subject to completion, dated January 31, 2001

                        AVENUE ENTERTAINMENT GROUP, INC.

                        2,980,192 SHARES OF COMMON STOCK

                           (par value $0.01 per share)

        This prospectus covers the resale of an aggregate of up to 2,980,192 shares of common stock, par value $0.01 of Avenue Entertainment Group, Inc., a Delaware corporation, which may be offered for sale from time to time by the selling shareholder named in this prospectus, or its respective pledgees, donees, transferees or other successors in interest on The American Stock Exchange's National Market, in ordinary brokerage transactions, in privately negotiated transactions, or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. The shares are intended to be sold through one or more broker-dealers or directly to the purchasers. The broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the shares for whom the broker-dealers may act as agent, or to whom they may sell as principal, or both, which compensation as to a particular broker-dealer may exceed customary concessions. The selling shareholders and any broker-dealers who act in connection with the sale of shares under this prospectus may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. See "Selling Shareholders" and "Plan of Distribution." The shares of common stock covered by this prospectus were, or will in accordance with existing contractual arrangements or warrants, be issued to the selling shareholders in various private transactions as described under the heading "Selling Shareholders". The specific number of shares, the public offering price, and certain other terms relating to the offer and sale of the shares covered by this Prospectus will be set forth in an accompanying prospectus supplement ("the "Prospectus Supplement").

        The common stock of Avenue Entertainment Group, Inc. is quoted on the American Stock Exchange ("AMEX") and traded under the symbol "PIX". On January 29, 2001 the closing price of the common stock on the AMEX national market was $0.63.

        None of the proceeds from the sale of the shares by the selling shareholder will be received by Avenue Entertainment Group, Inc. Avenue Entertainment Group, Inc. will bear all expenses with respect to the offering of the shares, including the costs associated with registering the shares under the Securities Act and preparing and printing this prospectus. Normal commission expenses and brokerage fees, however, as well as any applicable transfer taxes, are payable by the selling shareholder.

        See "Risk Factors" beginning on page 5 for a discussion of certain material factors that you should consider in connection with an investment in our Common Stock.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------------------

                            The date of this Prospectus is , 2001

                                TABLE OF CONTENTS

The Company - Summary................................................ 3
Risk Factors......................................................... 5
Forward-Looking Statements........................................... 9
Use of Proceeds...................................................... 9
Plan of Distribution................................................. 9
Description of Securities............................................ 10
Selling Shareholders................................................. 11
Legal Matters........................................................ 12
Experts.............................................................. 12
SEC Position on Indemnification for Securities Act Liabilities....... 12
Incorporation of Certain Information by Reference.................... 13
Where You Can Find More Information.................................. 13

 ........This  prospectus is part of a Registration  Statement that we filed with the Securities and Exchange Act using a "shelf" registration process. Under this shelf process, a Selling Shareholder may from time to time sell up to a maximum number of shares of Common Stock of the Company specified in this prospectus and in the applicable prospectus supplement in one or more offerings. An aggregate of up to a total of 2,980,192 shares may be offered and sold under this prospectus.

 ........This   prospectus  provides  you  with  a  general  description  of  the
securities  the  Selling   Shareholders   may  offer.   Each  time  the  Selling
Shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

 ........The Registration Statement that contains this prospectus,  including the exhibits to the Registration Statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That Registration Statement can be read at the Securities and Exchange Commission (the "SEC") web site or at the SEC offices mentioned below under the heading "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

        This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        In this prospectus, "Company," "AEG," "we," "us" and "our" refer to Avenue Entertainment Group, Inc. and its subsidiaries. The term "you" refers to a prospectus investor.

                              ---------------------------------

                              THE COMPANY - SUMMARY

        This summary highlights some information from this prospectus and may not contain all the information that is important to you. This summary is qualified in its entirety by reference to the more detailed information appearing in the registration statement of which this prospectus is a part and the documents incorporated by reference therein.

        Avenue Entertainment Group, Inc. (the "Company") was originally called Wombat Productions when it was founded in 1969 by Gene Feldman and his wife, Suzette St. John Feldman. The Company acquired Avenue Pictures ("Avenue Pictures") from Cary Brokaw. At the time of this acquisition the Company name was changed to Avenue Entertainment Group, Inc. Avenue Pictures is now a wholly owned subsidiary of the Company. Today, the Company is an independent entertainment company that produces feature films, television films, series for televisions, made-for-television/cable movies and one-hour-profiles of Hollywood stars for domestic and international markets.

         Avenue Pictures is currently active in developing and producing projects in each of its three areas of activity

1.......Feature Films

        Currently,  Mr. Brokaw  serves as the producer or executive  producer of
all  the  Company's  feature  films  with  overall   responsibility   for  their
development, financing, and production arrangements.

        The Company has recently concluded a three year non-exclusive multiple co-financing agreement with Intermedia. Intermedia is one of the pre-eminent foreign sales companies in the film industry. Current feature film projects of the Company with Intermedia include the following titles: Mindhunters, Original Sin, and Phobic. The Company also has approximately eighteen feature film projects in development including, Everybody Was So Young (USA Films), The Last Good Feeling, The Moviegoer and Easy Money Blues.

        AEG has agreements to produce feature films for companies such as Paramount, Intermedia Films and USA Films.

2.      Made-for-Television/Cable Movies

        The Company has successfully produced made-for-television movies and movies for cable television. The Company produced movies for television, which were broadcasted variously by CBS, ABC, TNT, TBS Superstation, HBO and Hallmark Entertainment Inc.

        The Company has approximately eleven television movies in development, including a four hour CBS mini-series entitled American Country. Other television movies in active development include The Chimes of Christmas (CBS) based on Charles Dicken's other Christmas story and written by Mark Medoff (writer of Children of a Lesser God), Special Occasions (CBS) written by Bernard Slade (writer of Tribute, Same Time, Next Year), The Replacement Husband (NBC), The Second Coming (USA), Checking Out (VH1) and a mini-series based on The Twelve (USA Network). Although the Company is actively pursuing these projects, there can be no assurance that each or any project will be produced because the Company is dependent upon the network and cable programmers for financing.

3.      Series Television

        The Company is currently developing several television series. These series include The Four Horsemen, written by Bennett Graebner, and The Young Barbarians created by Gerald and Bridget Dobson (creators of General Hospital, Santa Barbara) which is a contemporary Dickenesque one hour drama.

        Through its subsidiary, Wombat Productions, the Company also produces one-hour profiles of Hollywood's most important stars which have been aired by PBS and major cable networks in the United States and by television stations around the world.

        Since 1982, the Company has produced the following hour-length programs known as The Hollywood Collection:

Hollywood's Children                    Audrey Hepburn Remembered
The Horror Of It All                    Mae West And The Men Who Knew Her
Ingrid                                  The Story Of Lassie
Marilyn Monroe: Beyond The Legend       Charlton Heston: For All Seasons
Steve McQueen: Man On The Edge          Roger Moore: A Matter Of Class
Grace Kelly: The American Princess      Yul Brynner: The Man Who Was King
Cary Grant: The Leading Man             Ingrid Bergman Remembered
Gregory Peck: His Own Man               Jack Lemmon: America's Everyman
Vivien Leigh: Scarlett And Beyond*      Joan Crawford: Always The Star
Anthony Quinn: An Original              Fred MacMurray: The Guy Next Door
Robert Mitchum: The Reluctant Star      Shirley MacLaine: Kicking Up Her Heels
Michael Caine: Breaking The Mold        Barbara Stanwyck: Straight Down The Line
Shirley Temple: America's Little        Gary Cooper: The Face Of A Hero
 Darling                                Walter Matthau: Diamond In The Rough
Alan Ladd: The True Quiet Man           Clint Eastwood: The Man From Malpaso**

* Copyright Owned by Turner Broadcasting System.
** Licensed to Warner Home Video

        With the exception of Vivien Leigh: Scarlett And Beyond, all programs which comprise the Hollywood Collection are copyrighted and owned by the Company and available for license to all media world-wide through Janson Associates, Inc. ("Janson"), with whom the Company has entered into a distribution arrangement. Pursuant to a Distribution Agreement (the "Distribution Agreement"), dated July 1, 1995 and amended on April 28, 1996, between the Company and Janson, Janson was granted the sole and exclusive right, subject to the production arrangement to act on behalf of the Company, to license substantially all of the Company's Hollywood Collection film library for all forms of television and video worldwide for a period of ten years, subject to automatic renewals in three-year increments.

        The Company's primary goal with respect to its documentary films is significant and sustained growth through production activity and greater exploitation of its wholly owned programs. Further revenues and profitability depend on the Company's ability to secure financing for new programs through its present relationship with Bravo or other cable or television entity. In order to provide maximum exposure of the twenty-eight titles of The Hollywood Collection available in the home-video market in the United States and Canada, Wombat, through its distribution agent, Janson, entered into an agreement with MPI, one of the premiere home-video companies for documentary and performance programs. In June of 2000, the entire available collection was offered to the vast special-interest market via home-video stores, MPI's 800 number provided on its web sites, www.mpimedia.com and www.hollywoodcollection.com, which are also connected through the Yahoo! and Amazon web sites.

        Because many cable outlets are now offering biographies to world television markets, competition in effecting program sales has greatly increased in recent years. However, management expects that because of the high quality of the Company's programs and their focus on stars whose reputations have continued through the years, the Company will be able to maintain a presence in the international markets.

        In 1998, a new series of programs was begun by Wombat Productions for the Art and Film Channel, Bravo, profiling entertainment figures outside the motion-picture industry. The first of these productions was a performance/profile of the Broadway diva, Betty Buckley: In Performance & In Person, and presented on the series Bravo Profiles in the fall of 1999. Also produced and presented the same year on Bravo Profiles was The Worlds of Harry Connick, Jr., an hour-length profile on the gifted musician, composer, actor Harry Connick, Jr.

        Recently, Wombat completed a program for the series, Bravo Profiles on the master magician David Copperfield, with Mr. Copperfield's full cooperation. The program was titled David Copperfield: The Magic Of It All.

         The address of our principal executive office is: Avenue Entertainment Group, Inc., 11111 Santa Monica Blvd., Suite 525, Los Angeles, California 90025, and our telephone number is (310) 996-6800.

                                  RISK FACTORS

        You should carefully consider the following factors and other information contained in our current and future reports, including information incorporated by reference in this prospectus, before you invest in the shares of common stock being offered in this prospectus.

Motion Picture and Television Industry

        Substantially all of the Company's operating revenue are derived from fees for the production of motion pictures for the theatrical exhibition, television, and other markets. The motion picture and television industries involve a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable; accordingly, there can be no assurance as to the financial success of any motion picture. Furthermore, there can be no assurance that the audiences for motion pictures will remain constant. The Company's ability to compete successfully depends upon the continued
availability of rights to motion pictures (domestic and foreign) which the Company can acquire, finance, and produce successfully.

Operating Losses and Fluctuating Operating Results

        The Company's revenues are derived primarily from fees for production of a limited number of motion pictures during each year or fiscal period and from the licensing of the Hollywood Collection. Accordingly, the Company's revenues are subject to significant fluctuations from year to year and period to period, depending upon production and completion schedules, payment terms with respect to different projects, and the success of individual projects. For December 31, 1999, the Company had net losses of $1,370,254 and for the nine months ended September 30, 2000, the Company had losses of $934,600.

Liquidity and Capital Resources; Delisting risk

        The Independent Auditor's Report dated April 12, 2000 on the Company's consolidated financial statements states that the Company has suffered losses from operations, has a working capital deficiency and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The Company received a letter from the American Stock Exchange ("AMEX") notifying the Company that it has fallen below certain of AMEX's continued listing guidelines because of the Company's recurring losses. The Company was granted an extension to satisfy the listing criteria. However, there can be no assurance that the Common Stock will not be delisted in the future.

     Financial Requirements and Risks of Production, Completion, and Release
                               of Motion Pictures

        The costs of producing and releasing motion pictures have generally increased in recent years and may continue to increase in the future. The Company does not have sufficient capital of its own to produce feature films and other major productions by Avenue Pictures, although certain of Wombat's productions are developed using the Company's capital. The Company is therefore substantially dependent on its ability to enter into pre-production arrangements with distributors, television networks, or others to finance production costs. The Company also seeks to limit its exposure to cost overruns by the use of completion bonds (i.e., insurance policies designed to insure the completion and delivery of motion pictures in accordance with the production agreement and the budget).

        The Company does, occasionally, employ its own capital and financial resources in developing a project to the point it is ready to go into production. Also, in some cases significant time may elapse between the expenditure of funds by the Company. When a project requires a sizable financial commitment the Company will usually obtain this from a studio or other third party. The Company has to date financed its operations through internally generated cash flows and equity financing. There can be no assurance that the Company will be successful in obtaining additional financing. Obtaining such funds may result in additional dilution to existing stockholders. If adequate funds are not available from additional financing sources or from operations, the Company's business will be materially and adversely affected.

Dependence on Certain Customers; Expiration of Contracts

        Because the Company's revenues are derived primarily from fees for production of a limited number of motion pictures during each year or fiscal period, a limited number of customers, the identity of which varies from period to period, generally accounts for a large percentage of the Company's revenues in any particular period. Among others, the Company has had multi-year agreements with Pearson Television with respect to television movies of the week; with the A&E Cable Network ("A&E") for the production of television biographies; and with Janson for distribution rights of the Hollywood Collection. The agreement with Pearson Television has expired, but certain television projects developed during the term of the Agreement with Pearson Television will be licensed to and internationally distributed by Pearson Television. Although the Company has had preliminary discussions with other parties for similar types of arrangements, no such agreements have been entered into, and there can be no assurance that the Company will be able to enter into arrangements with other parties on similar or otherwise acceptable terms.

        The Company derived approximately 58% of its total revenue for the year ended December 31, 1999 from TBS Superstation ("TBS") and 27% of its total revenue for the year ended December 31, 1999 from Carlton International ("Carlton") both related to the television movie The Timeshifters. A significant part of the Company's total revenue for the year 2000 was derived from producer and development fees for the Home Box Office (HBO) made for cable movie Wit.

Dependence upon Key Personnel

        The Company's ability to compete successfully in the motion picture industry depends substantially on its ability to attract and retain talented officers and employees. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract or retain such persons. In particular, the Company will be dependent upon the continued services of Gene Feldman, the Company's Chairman of the Board and President of Wombat, and of Cary Brokaw, the Company's President and Chief Executive Officer and the founder of Avenue Pictures. The loss of such key personnel, or the failure to recruit additional key personnel, could significantly impede attainment of the Company's objectives and have a material adverse affect on the Company's financial condition and results of operations. Messrs. Feldman and Brokaw have entered into employment agreements with the Company which terminate in 2001. The Company has obtained a $2,000,000 key man life insurance policy on the life of Mr. Brokaw.

        The Company will be required to make certain payments to Messrs. Feldman and Brokaw in the event of certain changes in control (as defined in their employment agreements). A portion of such payments may constitute excess parachute payments, which would not be deductible by the Company for income tax purposes. In addition, the Company may not be permitted to deduct that portion of an executive's compensation which exceeds $1,000,000 in any year, excluding certain performance based compensation. There can be no assurance that options or warrants issued or which may be issued to Messrs. Feldman or Brokaw or other executives would qualify as performance based compensation, or that the Company will be able to deduct the entire amount earned by such executives in any year.

Control by Principal Stockholders


        Mr. Brokaw, Mr. Feldman, GP Strategies Corporation ("GP") beneficially own approximately 1,811,350, 241,700 and 1,067,900 shares of Common Stock, respectively (giving effect to the possible exercise of warrants or vested options by these stockholders representing approximately 33%, 5% and 21%, respectively, of the Company's outstanding share capital). The Selling Shareholders; Double Bay Entertainment, Inc., Robison Enterprises, Inc. and Hammer International Foundation own 400,000, 50,000 and 480,192 shares of common stock, respectively. Assuming all shares have been issued to Double Bay Entertainment, Inc., pursuant to the existing contractual arrangement and giving effect to possible exercise of the warrants by Robison Enterprises, Inc., and Hammer International Foundation each would own 800,000, 1,200,000 and 980,192 representing 15%, 19% and 18% of the Company's outstanding share capital upon their exercise. Accordingly, such stockholders will be able to control the business and affairs of the Company, including but not limited to having sufficient voting power to control the election of the Board of Directors of the Company and, in general, to substantially determine the outcome of any corporate transaction or other matters submitted to the stockholders of the Company for approval, including mergers, consolidations, or the sale of substantially all of the Company's assets or preventing or causing a change in the control of the Company.


Volatility of Share Price; Lack of Liquidity

        The market price of the Common Stock has experienced significant volatility and limited trading volumes. There can be no assurance that the price of the Common Stock will remain at or exceed current levels. Factors such as announcements of production levels of the Company or its competitors, technological changes, and general market conditions may have a significant impact on the market price of the Common Stock.

Absence of Dividends; Dividend Policy

        The Company has suffered net losses in the past four years and has paid no dividends. The Company anticipates that, for the foreseeable future, net earnings, if any, will be retained for the development of its business. Accordingly, the Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend on, among other things, future earnings, capital requirements, the general financial condition of the Company, and general business conditions.

Shares Eligible for Future Sale


        As of January 31, 2001, there were 5,041,030 shares of Common Stock outstanding, including 2,514,688 shares which are freely transferable without restriction under the Securities Act (except for limits on sales by affiliates of the Company) and 2,526,342 shares of Common Stock which were eligible for immediate sale in the public market pursuant to Rule 144 under the Securities Act, subject in some cases to certain volume and other limitations.

Current Transactions

        On November 21, 2000 the Company entered into an Agreement and Plan of Merger by and among the Company, LCA Acquisition Subsidiary, Inc., a California corporation and a wholly owned subsidiary of the Company (the "Subsidiary"), LCA Productions, Inc., a Nevada corporation ("LCA") and Double Bay Entertainment, Inc., a Nevada corporation ("DBE") (the "Merger Agreement"). Pursuant to the Merger Agreement, the Subsidiary merged with LCA, the Subsidiary being the surviving entity. As a result of the Merger, the Subsidiary holds a license to supervise and manage the production of four films known as The Adventures
Of...."  series (the "Film Series") that was granted to LCA by DBE pursuant to a
Production Services License Agreement dated as of October 15, 2000. Although the Company can derive a significant part of its revenues from the production of the Film Series and exploitation of the rights thereof, there can be no assurance that the Film Series will be produced or that exploitation of the rights of the Film Series will be successful. In addition, the Company has entered into a Subscription Agreement (the "Subscription Agreement") with Robison Enterprises, Inc. ("Robison") pursuant to which Robison shall purchase 600,000 shares of common stock of the Company for a purchase price of a total of $600,000. According to the Subscription Agreement, Robison shall purchase at least 50,000 shares of common stock on the last business day of each month, starting on December 29. This transaction is a source of funds for the Company and if the full amount of $600,000 is not fully paid by Robison the Company's financial results can be adversely affected.

Competition

        The motion picture industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. The Company competes with several "major" film studios which are dominant in the motion picture industry, as well as with numerous independent motion picture and television production companies, television networks, and pay television systems for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Many of the organizations with which the Company competes have significantly greater financial and other resources than does the Company. The majors are typically large, diversified entertainment concerns or subsidiaries of diversified corporations which have strong relationships with creative talent, exhibitors, and others involved in the entertainment industry, and whose non-motion picture operations provide stable sources of earnings that offset variations in the financial performance of their motion picture operations.

Anti-Takeover Provisions

        The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides for a classified board, in which approximately one-third of the directors are elected at each annual meeting. The By-laws of the Company also require certain advance notice of nominations of directors. The effect of such provision is to delay the ability of an insurgent group or hostile acquirer to obtain control of the Board of Directors. In addition, the Certificate authorizes the Board of Directors to issue up to 1,000,000 shares of Class B Common Stock, the holders of which are entitled to cast ten votes per share held, on all matters presented to stockholders. The Class B Common Stock is otherwise identical to the Common Stock. Also, the Certificate authorizes the Board of Directors to issue up to 2,000,000 shares of Preferred Stock in one or more series, and to fix the number of shares constituting any such series, the voting powers, designation, preferences, and relative participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rights, terms of redemption (including sinking fund provisions), conversion rights, and liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The Board of Directors may, therefore, issue Class B Common Stock or Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. In addition, the issuance of Class B Common Stock or Preferred Stock, as well as certain statutory provisions of Delaware law, could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest, or otherwise by making such attempts more difficult to achieve or more costly. Also, under the employment agreements with Messrs. Feldman and Brokaw, certain payments may be required to be made to them in the event of a change of control. Such provisions may discourage a hostile takeover even if in the best interest of all other stockholders.

                           FORWARD-LOOKING STATEMENTS

        This prospectus and the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.

        You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including the factors set forth under the heading "Risk Factors," beginning on page 5 of this prospectus. These and other factors may cause our actual results to differ materially from any forward-looking statement.

        Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" and other statements made from time to time from us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, might not occur. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                 USE OF PROCEEDS

        AEG will not receive any of the proceeds from the sale of shares offered under this prospectus by the selling shareholder. This offering is intended to satisfy our obligations to register under the Securities Act of 1933 the resale of the shares of our common stock that will be issued to the selling shareholders pursuant to the agreements of November 2000 and August 1999 and as further set forth under "Selling Shareholders." The Company is responsible for all the expenses incident to the registration, offering and sale of the shares to the public, other than commissions or discounting of underwriters, broker-dealers or agents.

                              PLAN OF DISTRIBUTION

        The shares offered under this Prospectus may be sold from time to time by the selling shareholders or by their respective pledgees, donees, transferees or other successors-in-interest, (i) to or through underwriters, brokers or dealers; (ii) directly to one or more other purchasers; (iii) through agents on a best-efforts basis or otherwise, or (iv) through a combination of any such methods of sale, all as further described in the applicable Prospectus Supplement. The shares may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)
(i) on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or others, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver shares to close out such short positions, or loan or pledge shares to broker-dealers or others that in turn may sell such securities. The selling shareholders may pledge or grant a security interest in some or all of the shares owned by them and if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to the Prospectus. The selling shareholders also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of the Prospectus.

                            DESCRIPTION OF SECURITIES

Common Stock

        The Company's certificate of incorporation provides for the authorization of 15,000,000 shares of Common Stock, $.01 par value per share. As of January 31, 2001, 5,041,030 shares of Common Stock of the Company were outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining legally available for distribution to stockholders after liquidating distributions to the holders of Preferred Stock and any future capital stock designated as being senior to the Common Stock. The holders of Common Stock have no right to cumulate their votes in the election of directors. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable.

        The Company's certificate of incorporation provides for the authorization of 1,000,000 shares of Class B Common Stock, $.01 par value per share. As of January 31, 2001, no shares of Class B Common Stock were outstanding. The holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held of record on all matters to be voted on by stockholders. Each share of Class B Common Stock shall be convertible into one share of Common Stock at any time. The designations, preferences, privileges and voting powers of the shares of Class B Common Stock, and the restrictions and qualifications thereof, are otherwise identical to those of the Common Stock.

Preferred Stock

        The Company's certificate of incorporation provides for the authorization of 2,000,000 shares of Preferred Stock, $.01 par value per share. As of January 31, 2001, no shares of Preferred Stock were outstanding. Preferred Stock may be issued from time to time in one or more classes or series, and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such class or series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, delay or prevent a change of control of the Company.

                              SELLING SHAREHOLDERS

        All the shares offered by this  prospectus were or will be issued to the
selling  shareholders   pursuant  to  the  agreements  in  connection  with  the
transactions set forth herein.

         400,000 shares offered by this prospectus were issued to Double Bay Entertainment, Inc. pursuant to an Agreement and Plan of Merger dated November 21, 2000 by and among Avenue Entertainment Group, Inc., LCA Acquisition Subsidiary, Inc., LCA Productions, Inc., and Double Bay Entertainment, Inc. (the "Merger Agreement"). Up to 400,000 additional shares covered by this prospectus will be issued to Double Bay Entertainment, Inc. on certain conditions as set forth in the Merger Agreement, (i) depending on the market price of the common stock as traded on AMEX and (ii) upon the first drawdown of the production financing for the production of the four films under the title "The Adventures
Of...." series. The right to receive the additional 400,000 shares by Double Bay
Entertainment, Inc. expires on October 31, 2005.

         600,000 shares offered by this prospectus will be issued to Robison Enterprises, Inc. pursuant to a Subscription Agreement dated November 15, 2000 by and among Avenue Entertainment Group, Inc. and Robison Enterprises, Inc. According to this Subscription Agreement, Robison Enterprises, Inc. shall purchase 50,000 shares on the last business day of each month starting on December 29, 2000. An additional 600,000 shares covered by this prospectus are shares that are issuable by AEG to Robison Enterprises, Inc., upon the exercise of a warrant dated November 15, 2000.

        480,192 shares offered by this prospectus were issued to Hammer International Foundation pursuant to a subscription agreement dated August 10, 1999 by and among Avenue Entertainment Group, Inc. and Hammer International Foundation and 500,000 additional shares offered by this prospectus are shares that are issuable by AEG to Michael Hammer, President and CEO of Hammer International Foundation, upon the exercise of a warrant dated as of August 10, 1999.

        Pursuant to each of the subscription agreements between the Company and Robison Enterprises Inc. and between the Company and Hammer International Foundation, both Robison Enterprises, Inc. and Hammer International Foundation shall indemnify and hold harmless the Company and each of the Company's directors, officers, stockholders and others from and against any and all loss, damage, liability, or expense, due to or arising out of, among other things, the resale and distribution by Robison Enterprises, Inc. or Hammer International Foundation, as applicable, of their shares offered by this Prospectus, or any portion thereof, in violation of the Securities Act of 1933.

        The following table provides certain information with respect to the shares held by the selling shareholders as of the date of this prospectus. Except as described herein, the selling shareholders have not held any position, office or had other material relationship with AEG or any of its affiliates within the past three years other than as a result of their ownership of the shares. Michael Hammer, who is the president and CEO of the Hammer International Foundation, serves on the Board of Directors of the Company. In addition, pursuant to the Subscription Agreement between the Company and Robison Enterprises, Inc., Robison Enterprises, Inc. has a right to designate one board member to the Company's board of directors. LCA Production Inc., which was merged with LCA Acquisition Subsidiary, Inc., a wholly owned subsidiary of the Company, pursuant to the Merger Agreement, is a party to a Production Services License Agreement with Double Bay Entertainment, Inc. in connection with the licensing of "The Adventures Of ...." series.

        The shares registered under the Registration Statement of which this prospectus is a part may be offered from time to time by the selling shareholders named below as will be further described in a Prospectus Supplement. The selling shareholders are under no obligation to sell all or any portion of their shares, nor are they obligated to sell any of their shares immediately under this prospectus. We will not receive any proceeds from any sales of shares by the selling shareholders.

        The following table sets forth certain information with respect to the beneficial ownership of AEG's common stock by the selling shareholders as of January 31, 2001.


                                              Number of        Number of
                                              Shares of        Shares of
                                            Common Stock      Common Stock
                                            Beneficially       Registered
                                                Owned             Herein
         Name

Double Bay Entertainment,  Inc.(1)          800,000(4)          800,000
Robison  Enterprises,   Inc.(2)           1,200,000(5)         1,200,000
Hammer  International Foundation(3)         480,192              480,192
Michael   Hammer(3)                         500,000(6)           500,000
-----------------------------
-------------------------------------------------------------------------------


(1) The address is c/o the Law Offices of A. Chandler Warren, 7715 Sunset Boulevard, Suite 208, Los Angeles, CA 90046.
(2) The address is c/o the Law Offices of A. Chandler Warren, 7715 Sunset Boulevard, Suite 208, Los Angeles, CA 90046.
(3) The address is Hammer International Foundation, 2425 Olympic Blvd., Suite 140E, Santa Monica, CA 90404.
(4) Assuming all the additional 400,000 shares have been issued in accordance with the terms of the Merger Agreement.
(5) Assuming exercise of all the shares issuable pursuant to the warrant dated November 15, 2000.
(6) Assuming exercise of all the shares issuable pursuant to the warrant dated August 10, 1999.

        The number of shares that will be offered from time to time will be further described in an applicable prospectus supplement, which will include the number of shares that the selling shareholder will beneficially own after each offering.

                                  LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for the Company by Arnold & Porter, 399 Park Avenue, New York, New York 10022.

                                     EXPERTS

        The consolidated balance sheet of Avenue Entertainment Group as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended have been incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB (File No. 001-12885) of Avenue Entertainment Group have been so incorporated in reliance on the report of KPMG LLP, independent accountants, upon authority of said firm as experts in accounting and auditing.

        The report of KPMG LLP covering the December 31, 1999 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered net losses from operations, has a working capital deficiency and has incurred accumulated losses through December 31, 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not included any adjustments that might result from the outcome of this uncertainty.

         SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions summarized under the heading Selling Shareholders, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are "incorporating by reference" in the prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, except to the extent that this prospectus updates or supersedes the information. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings prior to the termination of the offer we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus.

o      Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

o Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

o The description of our common stock contained in our registration statement on Form 10SB, as filed with the Securities and Exchange Commission on June 26, 1997 and any amendment or report filed for the purpose of updating the description.

o      Form 8-K as filed with the SEC on January 29, 2001.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address: 11111 Santa Monica Blvd., Suite 525, Los Angeles, California 90025, Tel.: (310) 996-6800.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available to the public over the Internet at the Securities and Exchange Commission's web site at
http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the Securities and Exchange Commission's regional offices in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on which our common stock is listed. You may also visit us at our World Wide Web site at www.avenue-entertainment.com.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We are not making any offer of these securities in any state where the offer is not permitted. The information contained in this prospectus is current as of January 31, 2001.

No dealer, salesperson or any other
person has been  authorized to give
any  information  or  to  make  any
representation   not  contained  in
this  Prospectus,  and, if given or           AVENUE ENTERTAINMENT GROUP, INC.
made,    such     information    or
representation  must not be  relied
upon as having been  authorized  by
AEG  or the  selling  shareholders.
This prospectus does not constitute
an offer to sell or a  solicitation           2,980,192 SHARES OF COMMON STOCK
of an  offer  to  buy  any  of  the
securities    offered    by    this
prospectus in any  jurisdiction  or
to  any   person   to  whom  it  is
unlawful to make such offer in such
jurisdiction.  Neither the delivery
of this  prospectus  nor  any  sale                    PROSPECTUS
made  hereunder  shall,  under  any
circumstances,      create      any
implication  that  the  information
herein  is  correct  as of any time
subsequent  to  the  date  of  this
prospectus  or that  there has been
no  change  in the  affairs  of AEG
since such date.





                                                         _________, 2001

===================================================     =====================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

      American Stock Exchange Listing Fee.........................  $35,000
      Securities and Exchange Commission filing fee...............  $470
      Legal fees and expenses(1)..................................  $40,000
      Accounting fees and expenses(1).............................  $
      Cost of printing and preparing Registration Statement,
      Blue sky and legal investment memoranda fees
      Miscellaneous expenses(1)...................................  $5,000
              Total...............................................  $
      -----------------------------
      (1)Estimated

Item 15.   Indemnification of Directors and Officers.

        The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and authorizes indemnification for officers (and others) in such manner, under such circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe that their conduct was unlawful and the Certificate of Incorporation provides the right to such expenses in advance of the final disposition of any such action, suit or proceeding. The Company believes that these provisions are necessary or useful to attract and retain qualified persons as directors.

        Item 16.             Exhibits.

Exhibit No.       Description

  2.1 Agreement and Plan of Merger dated November 21, 2000, by and among the Company, LCA Acquisition Subsidiary, Inc., LCA Inc. and Double Bay Entertainment, Inc. Incorporated herein by reference to Exhibit 10 of the Company's Form 8-K filed on January 29, 2001.

  2.2    Amendment Number 1 dated January 8, 2001 to the Agreement and Plan of

  4.1    Subscription Agreement dated November 15, 2000 between Robison

  4.2    Amendment Number 1 dated January 8, 2001 to the Subscription Agreement

  4.3    Amendment Number 2 dated January 8, 2001 to the Subscription Agreement

  4.4    Subscription Agreement between the Company and Hammer International

  4.5    Warrant issued by the Company to Robison Enterprises, Inc. dated

  4.6    Warrant issued by the Company to Hammer International Foundation dated

  5.1    Opinion of Counsel to the Company**

  23.1   Consent of counsel to the Company, included in Exhibit 5.1

  23.2   Consent of KPMG LLP.**

  24.1   Powers of Attorney*
      -----------------------------
      * Previously filed as exhibit to registration statement on Form S-3 on February 1, 2001.
      ** Filed herewith.

Item 17.   Undertakings.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (2) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrar pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)     The undersigned hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, any information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in any form of prospectus filed by the registrant pursuant to Rule 242(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, in the state of California, on February 12, 2001.

                                    AVENUE ENTERTAINMENT GROUP, INC.




                                    By:  Cary Brokaw
                                         President, Chief Executive Officer and
                                         Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Each person, in so signing also makes, constitutes and appoints Cary Brokaw and Sheri Halfon, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney in fact or his substitute or substitutes may do or cause to be done by virtue hereof.

           NAME                         CAPACITY                           DATE
--------------------------------------- ----------------------------- ---------

Gene Feldman*                           Chairman of the Board

Cary Brokaw*                            President, Chief Executive Officer and
                                        Director

Sheri L. Halfon*                        Senior Vice President, Chief Financial
                                        Officer and Director

Michael Feldman*                        Executive   Vice   President
                                        and Director

Doug Rowan*                             Director

Michael Hammer*                         Director

*By:  Cary Brokaw
      (Attorney in Fact)